UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2012

GLYECO, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30396	45-4030261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4802 East Ray Road, Suite 23-196 Phoenix, Arizona		85044
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 960-1539

                    N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

GlyEco, Inc., a Nevada corporation (the “Company”) extended its current offering through December 10, 2012, from the previously announced anticipated closing date of October 24, 2012, which was previously reported on a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “Commission”) on October 24, 2012.

The Company is filing this Form 8-K/A to amend the Form 8-K filed with the Commission on October 24, 2012, regarding the closing date of its current offering.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information contained or incorporated in Item 8.01 of this Form 8-K is incorporated by reference in this Item 3.02.

Item 7.01 Regulation FD Disclosure.

Pursuant to the terms of the offering documents, GlyEco, Inc. (the “Company”) extended its current offering (the “Offering”) through December 10, 2012, at which date the Company closed the Offering.

Item 8.01 Other Events.

On December 10, 2012, GlyEco, Inc. (the “Company”) completed the Offering.  The Company issued an aggregate of 8,450,000 units at a purchase price of $0.50 per unit.  Total proceeds from the Offering was $4,225,000.

As previously disclosed in the Company’s Form 8-K dated July 16, 2012, the Company was working with a placement agent.  Further, each unit sold in the Offering consists of (i) one share of common stock, par value $0.0001 per share, of the Company, and (ii) one warrant to purchase one share of common stock of the Company from the date of issuance until the third anniversary date such date for a purchase price of $1.00 per share.  This offering was made to accredited investors only, in accordance with Rule 506 of Regulation D of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLYECO, INC.

Dated: December 11, 2012	By:	/s/ John Lorenz
John Lorenz President, Chief Executive Officer and Chairman (Principal Executive Officer)